                                                                     Exhibit 5.1


                     [Weil, Gotshal & Manges LLP letterhead]


                                 April 20, 1998



Applied Graphics Technologies, Inc.
450 West 33rd Street
New York, New York 10001-2681

Ladies and Gentlemen:

                  We have acted as counsel to Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.01 per share (the "Common Stock") of the Company to be issued (the "Share Issuance") to stockholders of Devon Group, Inc., a Delaware corporation ("Devon"), pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 13, 1998, among the Company, Devon and AGT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition"), pursuant to which Devon will merge (the "Merger") with and into Acquisition. Capitalized terms defined in the Merger Agreement and used but not otherwise defined herein are used herein as so defined.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the proxy statement and prospectus contained therein (the "Proxy Statement"), the Merger Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us

Applied Graphics Technologies, Inc.
April 20, 1998
Page 2


as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and Acquisition and upon the representations and warranties of the Company and Acquisition contained in the Merger Agreement.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, subject to the approval of the Share Issuance by the Company's stockholders at the Special Meeting In Lieu of Annual Meeting of Stockholders of the Company scheduled to be held on May 27, 1998, the shares of Common Stock to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

                  The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Proxy Statement, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                                               Very truly yours,

                                               /s/ Weil, Gotshal & Manges LLP